Exhibit 10.6

PERFORMANCE GUARANTY

This Performance Guaranty (this “Performance Guaranty”), dated as of April 7, 2022, is made by Discovery, Inc., a Delaware corporation (together with its successors and permitted assigns, the “Performance Guarantor”), in favor of PNC Bank, National Association (“PNC”), as administrative agent under the Receivables Purchase Agreement defined below (together with its successors and assigns in such capacity, the “Administrative Agent”), for the benefit of the Seller, the Administrative Agent, the Purchasers and the other Group Agents under the Receivables Purchase Agreement defined below. Capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in, or by reference in, the Receivables Purchase Agreement (defined below).

PRELIMINARY STATEMENTS

(1)    Turner Broadcasting System, Inc., a Delaware corporation and wholly-owned indirect subsidiary of (x) prior to the Closing Date, the Parent and (y) on and after the Closing Date, the Performance Guarantor (“Turner”), as servicer and as originator and certain other subsidiaries of the Performance Guarantor, as originators (collectively with Turner, the “Originators”) and AT&T Receivables Funding II, LLC, a Delaware limited liability company (the “Seller”), as buyer, entered into that certain Purchase and Sale Agreement, dated as of March 27, 2019 (as amended, restated, supplemented or otherwise modified from time to time, subject to compliance with Section 8(b), the “Purchase and Sale Agreement”).

(2)    The Seller, Turner, as initial Servicer (in such capacity, the “Servicer”), the Persons from time to time party thereto as Purchasers and as Group Agents, the Administrative Agent, and PNC Capital Markets, LLC, as Structuring Agent (the “Structuring Agent”) entered into that certain Second Amended and Restated Receivables Purchase Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, subject to compliance with Section 8(b), the “Receivables Purchase Agreement”), pursuant to which (i) the Purchasers may from time to time make Investments with respect to certain Pool Receivables, (ii) the Seller has granted to the Administrative Agent (for the benefit of the Secured Parties) a security interest in the Seller Collateral, and (iii) the Servicer will service the Pool Receivables.

(3)    As of the date hereof, the Parent is the direct or indirect owner of 100% of the outstanding Capital Stock of the Servicer, each Originator and the Seller. As of the Closing Date, the Performance Guarantor is the direct or indirect owner of 100% of the outstanding Capital Stock of the Servicer, each Originator and the Seller.

(4)    The Performance Guarantor has determined that its execution and delivery of this Performance Guaranty is in its best interests because, inter alia, the Performance Guarantor (individually) and the Performance Guarantor and its Affiliates (collectively) will, on and from the Closing Date, derive substantial direct and indirect benefit from (i) each Originator’s sales of Receivables to the Seller from time to time under the Purchase and Sale Agreement, (ii) the Servicer’s servicing of the Receivables under the Receivables Purchase Agreement, (iii) the financial accommodations made by the Purchasers to the Seller from time to time under the Receivables Purchase Agreement, and (v) the other transactions contemplated under the Purchase and Sale Agreement and the Receivables Purchase Agreement.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Performance Guarantor hereby agrees as follows:

SECTION 1.     UNCONDITIONAL UNDERTAKING; ENFORCEMENT.

On and from the Closing Date, the Performance Guarantor hereby unconditionally and irrevocably undertakes and assures for the benefit of the Seller, Administrative Agent (including, without limitation, as assignee of the Seller’s rights, interests and claims under the Purchase and Sale Agreement), the Purchasers and the Group Agents the due and punctual performance and observance by each Originator and the Servicer (together with their respective successors and assigns, collectively, the “Covered Entities,” and each, a “Covered Entity”), as applicable, of the terms, covenants, indemnities, conditions, agreements, undertakings and obligations on the part of such Covered Entity to be performed or observed by it under the Purchase and Sale Agreement; the Receivables Purchase Agreement; and each of the other Transaction Documents to which such Covered Entity is a party (excluding, for the avoidance of doubt, the Pledgor Purchase and Sale Agreement and the Pledgor Purchaser Assignment), including, without limitation, any agreement or obligation of such Covered Entity to pay any indemnity or make any payment in respect of any applicable purchase price adjustment, Deemed Collection or repurchase obligation under any such Transaction Document, Article, or Section, as applicable, in each case on the terms and subject to the conditions set forth in the applicable Transaction Documents (excluding, for the avoidance of doubt, the Pledgor Purchase and Sale Agreement and the Pledgor Purchaser Assignment) as the same shall be, subject to compliance with Section 8(b), amended, restated, supplemented or otherwise modified and in effect from time to time (all such terms, covenants, indemnities, conditions, agreements, undertakings and obligations on the part of the Covered Entities to be paid, performed or observed by them being collectively called the “Guaranteed Obligations”). For the avoidance of doubt and without limiting the foregoing, the Guaranteed Obligations shall not include the obligation of any Obligor to pay or perform its obligations under a Contract (including, for the avoidance of doubt, the Pledgor Purchase and Sale Agreement and the Pledgor Purchaser Assignment). Without limiting the generality of the foregoing, the Performance Guarantor agrees that if any Covered Entity shall fail in any manner whatsoever to perform or observe any of its Guaranteed Obligations when the same shall be required to be performed or observed under any applicable Transaction Document (excluding, for the avoidance of doubt, the Pledgor Purchase and Sale Agreement and the Pledgor Purchaser Assignment), then the Performance Guarantor will itself duly and punctually perform or observe such Guaranteed Obligations or cause to be performed or observed such Guaranteed Obligations within ten (10) days after the receipt by the Performance Guarantor of written notice of such Covered Entity’s failure to so observe or perform (each a “Guaranteed Obligations Notice”). The Covered Entities will not deliver a Guaranteed Obligations Notice to the Performance Guarantor unless the Servicer or any of the Originators have failed to so observe or perform following the expiration of any applicable grace or cure period. It shall not be a condition to the accrual of the obligation of the Performance Guarantor hereunder to perform or observe any Guaranteed Obligation or to cause to be performed or observed any Guaranteed Obligation that the Administrative Agent, any Purchaser, any Group Agent, the Seller or any other Person shall have first made any request of or demand upon or given any notice to the Performance Guarantor, any Covered Entity or any of their respective successors and assigns or have initiated any action or proceeding against the Performance Guarantor, any Covered Entity or any of their respective successors and assigns in respect thereof. The Seller and the Administrative Agent (on behalf of itself, the Purchasers and the Group Agents) may proceed to enforce the obligations of the Performance Guarantor under this Performance Guaranty without first pursuing or exhausting any right or remedy which the Administrative Agent, any Group Agent or any Purchaser may have against any Covered Entity, the Seller, any other Person, the Pool Receivables or any other property. The Performance Guarantor agrees that its obligations under this Performance Guaranty shall be irrevocable. It is expressly acknowledged that this Performance Guaranty is a guarantee of performance only and is not a guarantee of the payment of any Pool Receivables and there shall be no recourse to the Performance Guarantor for any non-payment or delay in payment of any Pool Receivables solely by reason of the bankruptcy, insolvency or lack of creditworthiness of the related Obligor or the uncollectability of any of such Pool Receivables or for any Guaranteed Obligations the payment of which could otherwise constitute recourse to the Performance Guarantor or any Covered Entity for uncollectable Pool Receivables.

SECTION 2.     VALIDITY OF OBLIGATIONS.

(a)    The Performance Guarantor agrees that its obligations under this Performance Guaranty are absolute and unconditional and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of all Guaranteed Obligations or written settlement between the Covered Parties and an Originator or the Servicer, as applicable), irrespective of: (i) the validity, enforceability, avoidance, subordination, discharge, or disaffirmance by any Person (including a trustee in bankruptcy) of the Guaranteed Obligations, (ii) the absence of any attempt by any Secured Party (or by the Seller) to collect any Sold Assets or to realize upon any other Seller Collateral or any other property or collateral, or to obtain performance or observance of the Guaranteed Obligations from the Covered Entities or the Seller or any other Person, (iii) the waiver, consent, amendment, modification, extension, forbearance or granting of any indulgence by any Secured Party (or by the Seller) with respect to any provision of any agreement or instrument evidencing the Guaranteed Obligations other than a written settlement agreement as described above, (iv) any change of the time, manner or place of performance of, or in any other term of any of the Guaranteed Obligations, including, without limitation, subject to compliance with Section 8(b), any amendment to or modification of any of the Transaction Documents, (v) any law, rule, regulation or order of any jurisdiction affecting any term or provision of any of the Guaranteed Obligations, or rights of the Secured Parties (or of the Seller) with respect thereto, (vi) the failure by any Secured Party (or by the Seller) to take any steps to perfect and maintain perfected its interest in any Seller Collateral or other property or in any security or collateral related to the Guaranteed Obligations, (vii) any failure to obtain any consent, authorization or approval from or other action by, or to notify or file with, any Governmental Authority required in connection with the performance of the obligations hereunder by the Performance Guarantor, (viii) any impossibility or impracticability of performance, illegality, force majeure, any act of government, or other circumstances which might constitute a defense available to, or a discharge of any Covered Entity or the Performance Guarantor, or any other circumstance, event or happening whatsoever whether foreseen or unforeseen and whether similar to or dissimilar to anything referred to above, (ix) any manner of application of Collateral or any other assets of any Covered Entity, or proceeds thereof, to satisfy all or any of the Guaranteed Obligations or as otherwise permitted under the Transaction Documents, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or as otherwise permitted under the Transaction Documents, (x) any change, restructuring or termination of the corporate structure or existence of any Covered Entity or the Performance Guarantor or any other Person or the equity ownership, existence, control, merger, consolidation or sale, lease or transfer of any of the assets of any such Person, or any bankruptcy, insolvency, winding up, dissolution, liquidation, receivership, assignment for the benefit of creditors, arrangement, composition, readjustment or reorganization of, or similar proceedings affecting, any Covered Entity or any of their assets or obligations, and (xi) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guaranteed Obligations or any agreement relating thereto. The Performance Guarantor’s obligations under this Performance Guaranty shall not be limited if any Secured Party is precluded for any reason (including, without limitation, the application of the automatic stay under Section 362 of the Bankruptcy Code) from enforcing or exercising any right or remedy with respect to the Guaranteed Obligations, and the Performance Guarantor shall perform or observe, within ten (10) days after written demand, the Guaranteed Obligations that would otherwise have been due and performable or observable by any Covered Entity had such right and remedies been permitted to be exercised.

(b)    Should any money due or owing under this Performance Guaranty not be recoverable from the Performance Guarantor due to any of the matters specified in this Section 2, then, in any such case, such money shall nevertheless be recoverable from the Performance Guarantor as though the Performance Guarantor were principal debtor in respect thereof and not merely a Performance Guarantor and shall be paid by the Performance Guarantor forthwith.

SECTION 3.     REINSTATEMENT, ETC.

The Performance Guarantor agrees that this Performance Guaranty shall continue to be effective or shall be automatically reinstated, as the case may be, if and to the extent that for any reason any payment( in whole or in part) by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization (including, without limitation, upon the insolvency, bankruptcy or reorganization of any Covered Entity) or otherwise, as though such payment had not been made, and the Performance Guarantor agrees that it will indemnify Administrative Agent and each Purchaser within ten (10) days after written demand for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket fees of counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

SECTION 4.     WAIVER.

The Performance Guarantor expressly waives to the fullest extent permitted by Applicable Law diligence, and any and all notices or demands to which it may be entitled in connection with the pursuit of any remedy hereunder, under any other Transaction Document or under Applicable Law other than Guaranteed Obligation Notices to be delivered pursuant to Section 2 hereof and any requirement that the Administrative Agent or any Purchaser (or the Seller) exhaust any right or take any action against any Covered Entity, the Seller, any other Person or any property. The Performance Guarantor represents and warrants to the Seller, the Administrative Agent, the Purchasers and the Group Agents that it has adequate means to obtain from the Covered Entities, on a continuing basis, all information concerning the financial condition of the Covered Entities and the Seller, and that it is not relying on any Secured Party to provide such information either now or in the future.

SECTION 5.     SUBROGATION.

To the extent permitted by Applicable Law, the Performance Guarantor hereby waives all rights of subrogation (whether contractual or otherwise) to the claims, if any, of the Administrative Agent, the Purchasers and the other Secured Parties (or the Seller) against the Covered Entities and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Covered Entities which may otherwise have arisen as a result of a payment by the Performance Guarantor in connection with this Performance Guaranty until the Final Payout Date.

SECTION 6.     REPRESENTATIONS AND WARRANTIES OF THE PERFORMANCE GUARANTOR.

The Performance Guarantor hereby represents and warrants to the Administrative Agent and each of the Purchasers and Group Agents as of the Closing Date, and on each Settlement Date, on each date on which any Information Package or other report is delivered to the Administrative Agent or Purchaser hereunder, on the date of each Release and on each day on which an Investment shall have occurred under the Receivables Purchase Agreement, in each case occurring on or after the Closing Date as follows:

(a) Organization and Good Standing. The Performance Guarantor (i) is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and (ii) has full power and authority to own its properties and to conduct its business except, in the case of clause (ii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Power and Authority; Due Authorization. The Performance Guarantor has all necessary power and authority to (i) execute and deliver this Performance Guaranty and (ii) perform its obligations under this Performance Guaranty and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Performance Guaranty have been duly authorized by the Performance Guarantor by all necessary corporate action.

(c)    Binding Obligations. This Performance Guaranty constitutes legal, valid and binding obligations of the Performance Guarantor, enforceable against the Performance Guarantor in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(d)    No Conflict or Violation. The execution and delivery of this Performance Guaranty, the performance of the transactions contemplated by this Performance Guaranty and the fulfillment of the terms of this Performance Guaranty by the Performance Guarantor will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the organizational documents of the Performance Guarantor or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Performance Guarantor is a party or by which it or any of its property is bound except where such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect, or (ii) conflict with or violate any Applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.

(e)    No Consents. The Performance Guarantor is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, or performance of this Performance Guaranty that has not already been obtained or the failure of which to obtain could not reasonably be expected to have a material adverse effect on the performance by the Performance Guarantor of its material obligations hereunder, or the validity or enforceability of this Performance Guaranty (a “Material Adverse Effect”).

SECTION 7.     CERTAIN COVENANTS.

The Performance Guarantor covenants and agrees that, on and from the Closing Date until the Final Payout Date, the Performance Guarantor will observe and perform all of the following covenants.

(a)    Existence and Good Standing. The Performance Guarantor will preserve and do all things as are necessary to maintain its corporate existence, rights, franchises, qualifications, privileges and good standing, and will ensure that it has the right and is duly qualified to conduct its business as it is presently conducted in all applicable jurisdictions, in each case except to the extent that the failure to comply with any of the foregoing would not have a Material Adverse Effect.

(b)    Compliance with Laws. The Performance Guarantor will comply with all Applicable Laws to which it may be subject, including, without limitation, Anti-

Corruption Laws, Sanctions and ERISA, except where the failure to comply could not reasonably be expected to have a material adverse effect on the performance by the Performance Guarantor of its material obligations hereunder, or the validity or enforceability of this Performance Guaranty against the Performance Guarantor.

(c)    Actions Contrary to Separateness. The Performance Guarantor will not take any action inconsistent with the terms of Section 8.03 of the Receivables Purchase Agreement.

(d)    Further Assurances. The Performance Guarantor hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce its respective rights and remedies under this Performance Guaranty.

SECTION 8.     AMENDMENTS, ETC.

(a)    No amendment or waiver of any provision of this Performance Guaranty shall be effective unless the same shall be in writing and signed by the Administrative Agent, each Purchaser and the Performance Guarantor, and no consent to any departure by the Performance Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)    During the period from and including the date hereof to and including the Closing Date, the Administrative Agent shall not agree to any amendment or waiver of any provision of the Purchase and Sale Agreement, the Receivables Purchase Agreement or any other Transaction Document to which any Covered Entity is a party to, and shall not agree to any consent to any departure by any Covered Entity therefrom, in each case without the prior written consent of the Performance Guarantor.

SECTION 9.     ADDRESSES FOR NOTICES.

All notices and other communications provided for hereunder shall be in writing (which shall not include facsimile communication, but shall include email communication) and mailed, sent or delivered to it (a) if to the Administrative Agent, to its address specified for notices in the Receivables Purchase Agreement, (b) if to any Purchaser or Group Agent, to such Purchaser or Group Agent’s address specified for notices in the Receivables Purchase Agreement, and (c) if to the Performance Guarantor, to its address set forth below, or in either case, to such other address as the relevant party specified to the other from time to time in writing:

Discovery, Inc.

230 Park Avenue South

New York, NY 10003

Attn: Fraser Woodford, Executive Vice President

Electronic Mail: [redacted]

With a copy to:

Discovery, Inc.

230 Park Avenue South

New York, NY 10003

Attention: Tara L. Smith, Senior Vice President

Electronic Mail: [redacted]

Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), notices and communications sent by email shall be effective when confirmed by electronic receipt or otherwise acknowledged, and notices and communications sent by other means shall be effective when received.

SECTION 10.     NO WAIVER; REMEDIES.

No failure on the part of the Seller, the Administrative Agent, any Purchaser or any Group Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

SECTION 11.     CONTINUING AGREEMENT; THIRD PARTY BENEFICIARIES; ASSIGNMENT.

This Performance Guaranty is a continuing agreement and shall (i) remain in full force and effect until the later of (x) the payment and performance in full of the Guaranteed Obligations and all other amounts payable under this Performance Guaranty and (y) the Final Payout Date, (ii) be binding upon the Performance Guarantor, its successors and assigns and (iii) inure to the benefit of, and be enforceable by, the Seller, the Administrative Agent, the Purchasers and the Group Agents and their respective successors and assigns. Without limiting the generality of the foregoing clause (iii), upon any assignment by a Purchaser or Group Agent permitted pursuant to the Receivables Purchase Agreement, the applicable assignee shall thereupon become vested with all the benefits in respect thereof granted to the Purchasers and Group Agents herein or otherwise. Each of the parties hereto hereby agrees that, on and from the Closing Date, each of the Purchasers and the Group Agents shall be a third-party beneficiary of this Performance Guaranty. The Performance Guarantor shall not assign, delegate or otherwise transfer any of its obligations or duties under this Performance Guaranty without the prior written consent of the Administrative Agent in its sole discretion. Any payments hereunder shall be made in U.S. dollars without any set-off or counterclaim and the Performance Guarantor’s obligations hereunder shall not be satisfied by any tender or recovery of another currency except to the extent such tender or recovery results in receipt of the full amount of U.S. dollars required hereunder.

SECTION 12.     MUTUAL NEGOTIATIONS.

This Performance Guaranty is the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Performance Guaranty or any provision hereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Performance Guaranty, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

SECTION 13.     COSTS AND EXPENSES.

The prevailing party shall be entitled to recover from the non-prevailing party the reasonable and documented out-of-pocket attorneys’ fees and reasonable and documented out-of-pocket litigation-related expenses incurred by the prevailing party in any litigation arising out of this Performance Guaranty. If the Performance Guarantor fails to honor this Performance Guaranty, then, in addition to making the payments of the Guaranteed Obligations required by this Performance Guaranty, the Performance Guarantor must also pay the Administrative Agent and the other Purchaser Parties and their respective Affiliates’ reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket Attorney Costs) in collecting the money from the Performance Guarantor if the Administrative Agent and the other Purchaser Parties and their respective Affiliates are the prevailing parties in the litigation related to the Performance Guarantor’s failure to honor this Performance Guaranty.

SECTION 14.     GOVERNING LAW.

THIS PERFORMANCE GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF).

SECTION 15.     CONSENT TO JURISDICTION.

(I)    EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK

IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PERFORMANCE GUARANTY, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 15 SHALL AFFECT THE RIGHT OF THE SELLER, THE ADMINISTRATIVE AGENT, ANY PURCHASER OR ANY GROUP AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST THE PERFORMANCE GUARANTOR OR ANY OF ITS RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(II)    EACH PARTY HERETO CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SECTION 9. NOTHING IN THIS SECTION 15 SHALL AFFECT THE RIGHT OF THE SELLER, THE ADMINISTRATIVE AGENT, ANY PURCHASER OR ANY GROUP AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 16.    WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS PERFORMANCE GUARANTY OR ANY OTHER TRANSACTION DOCUMENT.

SECTION 17.     PAYMENTS.

All payments to be made by the Performance Guarantor hereunder shall be made at the principal office of the Administrative Agent set forth in the Receivables Purchase Agreement (or at such other place for the account of the Administrative Agent as it may from time to time specify to the Performance Guarantor) in immediately available funds at the place of payment, and, except as required by Applicable Law, all such payments shall be paid without deduction for, and free from, any and all present or future taxes, levies, imports, duties, fees, charges, deductions, withholding or liabilities with respect thereto or any restrictions or conditions of any nature. If the Performance Guarantor is required by Applicable Law to make any deduction or withholding on account of any tax (other than taxes imposed or based on the gross or net income or receipts of the recipient) from any sum payable by the Performance Guarantor hereunder, the Performance Guarantor shall make such deduction or withholding and if such tax is an Indemnified Tax, as such term is defined in the Receivables Purchase Agreement, and the Seller would otherwise be required to “gross-up” the recipient for such Indemnified Tax pursuant to Section 5.03(a) of the Receivables Purchase Agreement, the Performance Guarantor shall pay such additional amount as is necessary to ensure that, after making such deduction or withholding in respect of such Indemnified Tax, the Secured Parties and the Administrative Agent shall receive and retain (free of any liability in respect of any deduction or withholding a net sum equal to what it would have received and so retained hereunder had no such deduction, withholding or payment been required to have been made.

SECTION 18.     RESERVED.

SECTION 19.     SEVERABILITY.

If any term or provision of this Performance Guaranty shall be determined to be illegal or unenforceable to any extent with respect to any person or circumstance, the enforceability of such term or provision shall not be affected with respect to any other person or circumstance, and such term or provision shall be enforceable to the fullest extent permitted by Applicable Law.

SECTION 20.     COUNTERPARTS.

This Performance Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Performance Guaranty.

SECTION 21.     EFFECTIVE TIME.

Notwithstanding anything to the contrary in this Performance Guaranty, the obligations of the Performance Guarantor under this Performance Guaranty shall become effective automatically upon the occurrence of the Closing Date without necessity of further action by any Person. Prior to the occurrence of the Closing Date, the Performance Guarantor shall have no obligations hereunder. For the purposes of this Performance Guaranty, “Closing Date” shall have the meaning given to such term in the Separation and Distribution Agreement.

[Signature Pages Follow]

In Witness Whereof, the Performance Guarantor has caused this Performance Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

DISCOVERY, INC.,
as Performance Guarantor

By:	/s/ Fraser Woodford
	Name:	Fraser Woodford
	Title:	Executive Vice President, Treasury and Corporate Finance

[Signature Page to Performance Guaranty]

Accepted as of the date hereof:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Imad Naja
Name: Imad Naja
Title: Senior Vice President

[Signature Page to Performance Guaranty]